EXHIBIT 32

      Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of TransNet Corporation (the "Company") hereby certify to such officer's knowledge that:

1) The Annual Report on Form 10-K of the Company for the fiscal year ended June 30, 2008, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934;
      and

2) The information contained in the Form 10-K fairly presents, in all material respects, the financial conditions and results of operations of the Company.

      /s/ Steven J. Wilk
      ----------------------------------
      Steven J. Wilk
      Chief Executive Officer

      Date: May 27, 2009

      /s/ John J, Wilk
      ----------------------------------
      John J. Wilk
      Chief Financial Officer

      Date: May 27, 2009

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